Exhibit 1.1

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

(a public limited company registered in England and Wales)

4,408,000 ordinary shares with nominal value of $0.10 per share

UNDERWRITING AGREEMENT

Dated: December 9, 2020

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

(a public limited company registered in England and Wales)

4,408,000 ordinary shares with nominal value of $0.10 per share

UNDERWRITING AGREEMENT

December 9, 2020

BofA Securities, Inc.

as Representative of the several Underwriters

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Atlantica Sustainable Infrastructure plc, registered in England and Wales with the company number 08818211 and having its registered office at Great West House (Gw1), Great West Road, Brentford TW8 9DF, London, United Kingdom (the “Company”) confirms its agreement with BofA Securities, Inc. (“BofA”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA is acting as representative (in such capacity, the “Representative”), on the terms and subject to the conditions set out in this agreement (the “Agreement”) with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares with a nominal value $0.10 per share of the Company (the “Initial Securities”) as set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 661,200 additional ordinary shares with a nominal value $0.10 per share of the Company (the “Option Securities”, and together with the Initial Securities, the “Securities”).

The Company proposes to issue and allot the Initial Securities to investors on the terms and subject to the conditions set out in this Agreement (the “Offering”) in consideration for the transfer, pursuant to the terms and conditions set out in a JerseyCo subscription and transfer agreement dated the date hereof (the “Subscription and Transfer Agreement”) between the Company, Sunshine Finance Jersey Limited (“JerseyCo”) and BofA Securities, Inc. in its capacity as a subscriber for the JerseyCo Subscriber Shares (as defined below) (the “JerseyCo Subscriber”) of 100 redeemable preference shares of no par value in the capital of JerseyCo (the “JerseyCo Closing Preference Shares”) and 11 ordinary shares of no par value in the capital of JerseyCo (the “JerseyCo Ordinary Shares”, and together with the JerseyCo Closing Preference Shares, the “JerseyCo Subscriber Shares”) by the JerseyCo Subscriber to the Company at the Closing Time (as defined below).

The Company also proposes to issue and allot the Option Securities to investors on the terms and subject to the conditions set out in this Agreement in consideration for the transfer by the JerseyCo Subscriber to the Company, pursuant to the Subscription and Transfer Agreement, of 100 redeemable preference shares of no par value in the capital of JerseyCo (the “JerseyCo Option Closing Preference Shares”) on the Date of Delivery (as defined below).

The Company also proposes to issue and allot 3,496,400 ordinary shares with a nominal value $0.10 per share of the Company by way of a private placement (the “AQN Private Placement”) to a subsidiary of Algonquin Power & Utilities Corp (“AQN”) (the “AQN Shares”) on the terms and subject to the conditions set out in the subscription agreement dated the date hereof between the Company and AQN (the “AQN Subscription Agreement”) in consideration for the transfer, pursuant to the terms and conditions set out in the Subscription and Transfer Agreement, by the JerseyCo Subscriber to the Company of 100 redeemable preference shares of no par value in the capital of JerseyCo (the “JerseyCo AQN Closing Preference Shares”) on the closing date of the AQN Private Placement on or about January 7, 2021 (or such other time and date as may be agreed in writing by the Company and AQN, being the time and date when the Company and AQN expect payment and settlement of the AQN Private Placement to occur) (the “AQN Private Placement Closing Time”). Pursuant to the terms of the AQN Subscription Agreement, if the Underwriters exercise the option described in Section 2(b) hereof to purchase all or any part the Option Securities, the number of ordinary shares to be purchased by AQN will be increased by such number as will allow AQN to maintain the same pro rata ownership in the Company. The AQN Private Placement is not being underwritten by the Underwriters.

The consideration for the sale and delivery by the Company to AQN of certificates or security entitlements for the AQN Shares to a nominee of the Company’s depositary, Computershare Trustees (Jersey) Limited, shall be the transfer by the JerseyCo Subscriber to the Company of the JerseyCo AQN Closing Preference Shares that it holds in the capital of JerseyCo, pursuant to and in accordance with the terms of the Subscription and Transfer Agreement.

The Company understands that the Underwriters propose to make a public offering of the Initial Securities and, if applicable, the Option Securities, as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File No. 333-226611) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B.  Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”).  The final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:00 A.M., New York City time, on December 9, 2020 or such other time as agreed by the Company and the Representative.

“Closing Time” means 9:30 A.M., New York City time, on December 11, 2020 or such other time and date of payment and delivery as agreed in writing by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Tax” means all forms of taxation, duties, levies, and imposts whether of the United States, United Kingdom, Jersey or any other jurisdiction including (without limitation) corporation tax, including instalment payments in respect of corporation tax, advance corporation tax, the charge under section 455 of the UK Corporation Tax Act 2010 (“CTA 2010”), the charge under part 9A of the UK Taxation (International and Other Provisions) Act 2010, income tax, capital gains tax, value added tax, duties of excise, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, stamp duty land tax, capital duties, national insurance contributions, landfill tax, insurance premium tax, climate change levy, aggregates levy, local authority council taxes, petroleum revenue tax, amounts payable in consideration for the surrender of group relief or advance corporation tax or refunds pursuant to section 963 CTA 2010, elections to reallocate gains or losses to another group member within section 171A UK Taxation of Chargeable Gains Act 1992 and all penalties, fines, charges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.
Representations and Warranties.

(a)
Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and, if applicable, the Date of Delivery, and agrees with each Underwriter, as follows:

(i)
Registration Statement and Prospectuses.  The Company meets the requirements for use of Form F-3 under the 1933 Act.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and, if applicable, the Date of Delivery complied and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and, if applicable, the Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)
Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time and, if applicable, the Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Applicable Time and, if applicable, the Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or, if applicable, at the Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through BofA expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commission and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)
Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)
Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)
Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)
Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are an independent registered public accounting firm with respect to the Company within the meaning of the U.S. Securities Act of 1933, as amended, and the and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

(vii)
Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in accordance with the International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IASB”) (“IFRS-IASB”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with IFRS-IASB the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and, except as described therein, have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)
No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been (a) any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (b) any event or development which could constitute a material adverse effect on the condition (financial or otherwise), prospects, management, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or on the performance by the Company of its obligations under the Transaction Documents (as defined in Section 1(a)(xi)) (a “Material Adverse Effect”)

(ix)
Incorporation of the Company.  The Company and its subsidiaries have been duly incorporated and are each validly existing under the laws of their respective jurisdictions of incorporation. The Company and each of its subsidiaries has power and authority (corporate and other) to own its respective properties and conduct its respective businesses as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to obtain such qualification would not have a Material Adverse Effect.

(x)
Subsidiaries. All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (collectively, “Liens”) other than (i) those described in or under agreements described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) Liens arising from or relating to project financing agreements or (iii) as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)
JerseyCo. (i) JerseyCo is duly incorporated and validly existing under the laws of Jersey, is (or will promptly after the entry into this Agreement be), a subsidiary of the Company, has not incurred any liabilities or obligations of any nature other than its paid up share capital or by virtue of its incorporation or entry into this Agreement, the Subscription and Transfer Agreement and the initial subscription and put and call option agreement dated the date of this Agreement between the JerseyCo Subscriber, the Company and JerseyCo providing, inter alia, for the JerseyCo Subscriber to be granted an option to sell the JerseyCo Ordinary Shares to the Company, and for the Company to be granted an option to acquire the Jersey Ordinary Shares from the JerseyCo Subscriber (the “Option Agreement”, and together with this Agreement and the Subscription and Transfer Agreement, the “Transaction Documents”) (and matters connected thereto) and has power to allot and issue the JerseyCo Subscriber Shares; (ii) JerseyCo has been since incorporation, and is and will remain, up to and including the time of issue and transfer of the JerseyCo Subscriber Shares as contemplated by the Subscription and Transfer Agreement, resident in Jersey and nowhere else for tax purposes; (iii) no share register of JerseyCo is located or kept in the United Kingdom and at no time has any share register of JerseyCo been located or kept in the United Kingdom; and (iv) none of the JerseyCo Subscriber Shares are paired with any shares issued by any body corporate incorporated in the United Kingdom.

(xii)
Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and non‑assessable.  None of the outstanding shares of capital stock of the Company, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii)
Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken by each of the Company.

(xiv)
Authorization and Description of Securities.  The Company has the right, power and authority under the articles of association of the Company, or pursuant to resolutions passed in general meeting, to issue and sell the Securities, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non‑assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv)
Securities. (a) Upon their allotment and issue, the Securities will be authorized and validly issued without mortgage, equity, pledge, lien, charge, assignment, hypothecation, security, interest, claim, option or third party right or interest or any agreement or arrangement having the effect of conferring any of the foregoing (“Encumbrance|”), and freely transferable and fully paid and no holder of such shares will be subject to any liability to the Company arising out of its holding of such shares. The Securities will be entitled to participate pari passu with the existing ordinary shares in the capital of the Company in all dividends and other distributions declared, paid or made on or after the date of the Closing Time; and (b) purchasers of Securities procured by the Underwriters in accordance with this Agreement will, at the Closing Time, against payment to the Underwriters, acquire good and marketable title to the Securities, free and clear of any Encumbrances.

(xvi)
Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvii)
Defaults and Conflicts.  The issuance and sale of the Securities, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) do not and will not result in a breach or violation of, constitute a change of control or other event giving rise to any right of acceleration or termination or other right under, constitute a Debt Repayment Triggering Event (as described below) under, or result in the imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the articles of association, charter, by-laws or other constituting documents of the Company or any of its subsidiaries; (B) the terms of any concession agreement, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, license, permit, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of (B) or (C) for such breaches, violations, Liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Securities, the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement except such consents, approvals, authorizations, registrations or qualifications as (a) may have already been obtained; and (b) may be required under applicable securities laws in connection with the purchase and resale of the Securities by the Underwriters. A “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)
No Violation. Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its articles of association, charter, by-laws or other constituting documents, (ii) the terms of any concession agreement, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, including, without limitation, any and all applicable “insider dealing”, “insider trading” or “market abuse” or similar legislation (including Regulation (EU) No 596/2014 of April 16, 2014 (“MAR”) and Implementing Regulation (EU) No 2016/1055 of June 29, 2016)), rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(xix)
Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xx)
Absence of Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxi)
Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii)
Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii)
Possession of Licenses.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses except where the failure to so possess any such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xxiv)
Concession Agreements. The concession agreements and power purchase agreements described in the Registration Statement, the General Disclosure Package and the Prospectus and entered into between the Company and/or its subsidiaries, on the one hand, and the relevant governmental or regulatory authority or other person, on the other hand (i) have been duly authorized, executed and delivered and constitute valid and legally binding agreements of the Company and/or such subsidiary, as applicable, and none of the Company or any of its subsidiaries has received any notice of termination, revocation or modification with respect to any such concession agreements or power purchase agreements, as the case may be, except for any modification that is described in the Registration Statement, the General Disclosure Package and the Prospectus or any termination, revocation or modification that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (ii) to the extent such concessions or related projects are under construction, they will comply in all material respects with all applicable laws and regulations and with their respective concession or power purchase agreements, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (iii) the financial and operating information included in the Registration Statement, the General Disclosure Package and the Prospectus with respect to such concessions and power purchase agreements has been properly prepared after due and careful enquiry and is accurate in all material respects.

(xxv)
Title to Property and Valid Leases.  The Company and its subsidiaries lawfully own or lease all such properties as are necessary to the conduct of their operations as presently conducted, and such properties are free of any Lien, except (A) such as otherwise set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, (B) those arising from or relating to project financing agreements, or (C) such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries considered as one enterprise; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and/or proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any of its subsidiaries have breached or defaulted under the terms of any such lease.

(xxvi)
Possession of Intellectual Property.  The Company and its subsidiaries own or possess adequate licenses or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no rights of third parties to any such Intellectual Property, except for customary reversionary rights of third-party licensors; (ii) there is no material infringement by third parties of any such Intellectual Property that is disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus as owned by the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others (A) challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company are unaware of any facts which would form a reasonable basis for any such claim; (B) challenging the validity or scope of any such Intellectual Property, and the Company are unaware of any facts which would form a reasonable basis for any such claim; or (C) that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company are unaware of any other fact which would form a reasonable basis for any such claim; and (iv) there is no prior art of which the Company is aware that may render any patent held by the Company or any of its subsidiaries invalid or any patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or comparable authority in any applicable jurisdiction, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)
Environmental Laws.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are in compliance with applicable European Union, U.K., state, local and foreign law (including U.S. Federal and state law) and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential proceedings or liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. Except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, (x) none of the Company or any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and (y) there are no proceedings that are pending, or that are known by the Company or any of its subsidiaries to be contemplated against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed against the Company or any of its subsidiaries.

(xxviii)
Effect of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxix)
Outstanding Indebtedness. (i) No outstanding indebtedness of the Company or any its subsidiaries has become due and payable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by the Company or any of its subsidiaries and no event has occurred or is, to the knowledge of the Company, pending that with the passage of time or the giving of notice or the fulfilment of any condition, may result in any such indebtedness becoming so due and payable or any such security becoming enforceable; (ii) no person to whom any indebtedness of the Company or any of its subsidiaries which is payable on demand is owed has demanded or, to the knowledge of the Company, threatened to demand repayment of, or to take steps to enforce any security for, such indebtedness; (iii) the amounts borrowed by the Company and each of its subsidiaries do not exceed any limitation on borrowing contained in the constitutive documents, any debenture or other deed or document binding upon such entity; (iv) any waivers received in respect of any indebtedness of the Company or the Company and each of its subsidiaries have been validly received and the Company and the relevant subsidiaries are in compliance with the terms thereof; and (v)(A) the borrowing facilities of the Company and each of its subsidiaries have been duly executed and are in full force and effect and (B) all undrawn amounts under such borrowing facilities are or will be capable of being drawn down in accordance with the terms of such borrowing facilities.

(xxx)
Internal and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS-IASB as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act and have been designed by, or under the supervision of, management, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS-IASB as issued by the IASB. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(xxxi)
Disclosure Controls and Procedures. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, as applicable, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xxxii)
Benefit Plans. Each benefit, pension and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in all material respects in compliance with its terms and requirements of any applicable statutes, orders, rules and regulations. The Company and each of its subsidiaries have complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. The present value of all accrued benefits under each such plan, based on those assumptions used to fund such plan, as calculated by the Company’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such plan allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect

(xxxiii)
ERISA. Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company has or could reasonably expect to have any liability, contingent or otherwise, including due to the Company being a member of a “Controlled Group” (defined as any controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company) (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not reasonably expected to have a Material Adverse Effect.  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan subject to such provisions excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not have a Material Adverse Effect.  For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, except for any such failure that would not reasonably be expected to have a Material Adverse Effect.  As of the end of the prior plan year, the fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Plan (determined based on reasonable actuarial assumptions and the asset valuation principles established by the Pension Benefit Guaranty Corporation), except for any failure to be so funded that would not reasonably be expected to have a Material Adverse Effect. No “reportable event,” as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan, except for any such event that would not have a Material Adverse Effect.  Neither the Company nor any members of its Controlled Group have incurred or reasonably expect to incur (i) liability under Title IV of ERISA with respect to the termination or underfunding of any pension plan, or (ii) any withdrawal liability within the meaning of Section 4201 of ERISA from a plan subject to Title IV of ERISA, in each case, except for any such liability that would not have a Material Adverse Effect. The Company has not incurred and does not reasonably expect to incur liability with respect to any “employee welfare benefit plan” (within the meaning of Section (3)(1) of ERISA) subject to ERISA providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), in each case, except for any such liability that would not reasonably be expected to have a Material Adverse Effect.

(xxxiv)
Dissolution. Neither the Company or any of its subsidiaries has taken any action, nor have any other steps been taken or legal proceedings commenced or, so far as each of the Company and its subsidiaries is aware, threatened against the Company or any of its subsidiaries for the winding-up or dissolution or for any similar or analogous proceeding in any jurisdiction concerning the Company or any of its subsidiaries, or for the Company or any of its subsidiaries to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver or examiner.

(xxxv)
Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company nor, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith, including Section 402 relating to loans.

(xxxvi)
PUHCA, FPA. Each of the Company and its subsidiaries that own operating facilities in the United States meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”). Each of the Company and its subsidiaries that is an EWG making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA.

(xxxvii)
FERC Proceedings. There are no pending FERC proceedings that have been docketed in FERC’s “eLibrary” system in which the EWG status, market-based rate authority or the FPA Section 204 authority of any of the Company and its subsidiaries that have such authority, is subject to withdrawal, revocation or material modification other than FERC rulemakings of general applicability.

(xxxviii)
Compliance with FERC. Any of the Company or its subsidiaries with EWG certifications or market-based rate authorizations under Section 205 of the FPA are in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA.

(xxxix)
PUHCA Holding Company. The Company is a “holding company” within the meaning of Section 1262(8) of PUHCA solely with respect to its ownership of one or more EWGs and, as such, is exempt from Section 1265 of PUHCA pursuant to Section 1266 of PUHCA and 18 C.F.R. §366.3.

(xl)
Payment of Taxes.  Each of the Company and its subsidiaries have complied in all respects with applicable requirements relating to the filing of tax returns that are required to be filed in all jurisdictions in which they are required so to file (or have duly requested and been granted extensions of the timing for filing) and have paid all taxes and duties required to be paid by any of them in all jurisdictions and have paid any related assessments, fines, interest or penalties except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; or where the failure to file such returns and pay such taxes and duties and related assessments, fines, interest or penalties would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the issuance nor the transfer of the Securities pursuant to this Agreement, nor any transaction contemplated by the Transaction Documents, will give rise to any material taxation charge on the Company.

(xli)
Stamp Duty or Transfer Taxes. No stamp, registration, issuance, transfer, documentary or other similar taxes or duties, imposed by or on behalf of the United States, United Kingdom or any other jurisdiction in which the Company is organized, incorporated, or tax resident, or any political subdivision or taxing authority thereof or therein, are payable by or on behalf of the Company or the Underwriters in connection with (i) the creation, issuance or delivery by the Company of the Securities, in the manner contemplated by this Agreement to the Underwriters through the facilities of The Depository Trust Company (“DTC”), (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement through the facilities of DTC, (iv) the initial resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement through the facilities of DTC, or (v) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(xlii)
Insurance.  The Company and its subsidiaries are insured by insurers of recognized standing against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has in writing denied liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xliii)
Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xliv)
Cybersecurity. There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (b) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (c) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(xlv)
Immunity. Neither the Company, nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.

(xlvi)
Absence of Manipulation.  Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company, any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xlvii)
Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlviii)
Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of the various jurisdictions in which the Company and its subsidiaries conduct business and the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlix)
OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury , or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(l)
Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(li)
Statistical and Market-Related Data.  The statistical, industry-related and market-related data included or incorporated by reference in Registration Statement, the General Disclosure Package or the Prospectus is based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(c)
Officer’s Certificates.  Any certificate signed by any authorized officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.
Sale and Delivery to Underwriters; Closing.

(a)
Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)
Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters (the “Option”), severally and not jointly, to purchase up to an additional 661,200 ordinary shares, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The Option hereby granted may be exercised after the date hereof, once in whole or in part, and by no later than December 28, 2020 upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Such time and date of delivery (the “Date of Delivery” or the “Option Closing Time”) shall be determined by the Representative, but shall not be later than December 31, 2020, nor in any event prior to the Closing Time.  If the Option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)
Payment.

(i)
The consideration for the sale and delivery by the Company to the Underwriters of certificates, or security entitlements for Securities at the purchase price set forth in Schedule A shall be the transfer by the JerseyCo Subscriber to the Company of the JerseyCo Subscriber Shares (and/or the JerseyCo Option Closing Preference Shares, if the Option is exercised in whole or in part) that it holds in the capital of JerseyCo pursuant to and in accordance with the terms of the Subscription and Transfer Agreement.

(ii)
Subject to the conditions in Section 5 having been fulfilled at the Closing Time, the JerseyCo Subscriber shall, by 11:00 A.M. New York City time at the Closing Time, in accordance with the terms of the Subscription and Transfer Agreement and in its capacity as the JerseyCo Subscriber, procure the transfer of the JerseyCo Ordinary Shares and the JerseyCo Closing Preference Shares held by it to the Company by procuring the delivery to Carey Olsen Jersey LLP of 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands (the “Company’s Jersey Law Counsel”), of duly executed instruments of transfer in respect of such JerseyCo Ordinary Shares and the JerseyCo Closing Preference Shares held by it. Delivery of the instruments of transfer referred to in this sub-clause in accordance with the terms of the Subscription and Transfer Agreement shall constitute a complete discharge of the JerseyCo Subscriber’s obligations under this sub-clause.

(iii)
Subject to the conditions in Section 5(r) having been fulfilled on the Date of Delivery, the JerseyCo Subscriber shall, by 11:00 A.M. New York City time on the Date of Delivery, in accordance with the terms of the Subscription and Transfer Agreement and in its capacity as the JerseyCo Subscriber, procure the transfer of the JerseyCo Option Closing Preference Shares held by it to the Company by procuring the delivery to the Company’s Jersey Law Counsel, of duly executed instruments of transfer in respect of such JerseyCo Option Closing Preference Shares held by it. Delivery of the instruments of transfer referred to in this sub-clause in accordance with the terms of the Subscription and Transfer Agreement shall constitute a complete discharge of the JerseyCo Subscriber’s obligations under this sub-clause.

(iv)
The Company irrevocably instructs the JerseyCo Subscriber, either itself or through its agents, to make any payments to JerseyCo (or as JerseyCo may direct) in connection with the Offering, the exercise of the Option and the AQN Private Placement by electronic funds transfer and such payments shall be deemed to be effective forthwith upon irrevocable instructions being issued by the JerseyCo Subscriber or any such agent to any bank or person obliged to comply with those instructions to transfer the relevant amounts by electronic funds transfer from the relevant BofA account. This sub-clause shall be without prejudice to the obligation of the JerseyCo Subscriber to make payments to JerseyCo on the terms of, and subject to the conditions in, the Subscription and Transfer Agreement.

(v)
Any amounts received by the JerseyCo Subscriber in respect of the purchase price for the Securities for which the Underwriters have procured investors shall be received by and shall belong to the JerseyCo Subscriber for its own account and the Company shall have no rights to receive such amounts from the JerseyCo Subscriber or from any investor. Such amounts may be used by the JerseyCo Subscriber in its capacity as subscriber for the JerseyCo Closing Preference Shares and JerseyCo Option Closing Preference Shares to pay or procure the payment for the subscription of JerseyCo Closing Preference Shares and JerseyCo Option Closing Preference Shares, in accordance with the Subscription and Transfer Agreement. For the avoidance of doubt, nothing in this Agreement confers or imposes on any investor any right or obligation (conditional or otherwise) to subscribe for or acquire any JerseyCo Closing Preference Shares, JerseyCo Option Closing Preference Shares or JerseyCo Ordinary Shares. This section 2(c)(v) shall be without prejudice to the obligation of the JerseyCo Subscriber to make payment to JerseyCo of (i) the amount equal to the gross proceeds received from the Offering (the “Initial Subscription Amount”, as defined in the Subscription and Transfer Agreement), (ii) the amount equal to the gross proceeds received from the exercise of the Option (the “Option Subscription Amount”, as defined in the Subscription and Transfer Agreement); and (iii) the amount equal to the gross proceeds received from the AQN Private Placement (the “AQN Subscription Amount”, as defined in the Subscription and Transfer Agreement), on the terms of, and subject to the conditions in, the Subscription and Transfer Agreement.

SECTION 3.
Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)
Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and, during the period from the date hereof until completion of the distribution of the Securities, will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  During the period from the date hereof until the completion of the distribution of the Securities, the Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)
Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)
Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed electronic copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed electronic copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(d)
Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, electronic  copies of each preliminary prospectus, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, electronic copies of the Prospectus (as amended or supplemented).  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)
Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)
Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)
Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)
Listing.  The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Select Market.

(i)
Restriction on Sale of Securities.  During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the 1934 Act relating to, any Securities or any securities convertible into or exercisable or exchangeable for Securities or any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise (other than the shares to be sold pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, without the prior written consent of the Representative; except that (A) the Company may issue the Securities, (B) the Company may grant awards under, and issue and sell Securities or securities convertible into or exchangeable for Securities pursuant to, any long-term incentive plan, employee option plan, stock ownership plan, dividend reinvestment plan or other similar plan in effect as of the date of this Agreement and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (C) the Company may issue or deliver Securities issuable upon conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding as of the date of this Agreement or pursuant to clause (B) and (D) the Company may issue securities in connection with the AQN Private Placement.

(j)
Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)
Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.
Payment of Expenses.

(a)
Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters as described in this Agreement, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, not to exceed $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market, (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (x) the costs and expenses incurred by the Underwriters in connection with this Offering and, if applicable, the exercise of the Option, together with applicable value added tax or any similar sales or purchase tax or duty imposed in any jurisdiction (“VAT”), provided that such expenses (other than the fees and expenses of Underwriters’ Counsel) in excess of $20,000 in the aggregate or $5,000 individually shall be approved in advance in writing by the Company. Subject to the Closing Time occurring and the payment of the underwriter commission in full, the Underwriters will bear all of the fees and disbursements of Underwriters’ legal counsel. In the event that the Closing Time does not occur, the Company shall reimburse the Underwriters upon the request of the Representative for all reasonable, documented and properly incurred expenses, including any reasonable, documented and properly incurred fees and disbursements of Underwriters’ counsel, incurred in connection with this Agreement, up to $500,000, excluding any applicable VAT.

(b)
Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c)
Payment. The amounts payable under Section 4, Transfer Duties payable under Section 18 and any underwriting commissions payable in connection with the Offering (and any applicable VAT in respect thereof payable in accordance with Section 18) shall become payable immediately following the Closing Time. The amounts payable under Section 4, Transfer Duties payable under Section 18 and any  underwriting commissions payable in connection with the exercise of the Option (and any applicable VAT in respect thereof payable in accordance with Section 18) shall become payable immediately following the Date of Delivery. Pursuant to clause 2.6 of the Subscription and Transfer Agreement, any underwriting commissions payable in connection with the Offering shall be satisfied by JerseyCo, for and on behalf of the Company, by way of such amounts being withheld (by way of set off) from the payment of the Initial Subscription Amount and, if applicable, pursuant to clause 4.6 of the of the Subscription and Transfer Agreement, any underwriting commissions payable in connection with the exercise of the Option shall be satisfied by JerseyCo, for and on behalf of the Company, by way of such amounts being withheld (by way of set off) from the payment of the Option Subscription Amount, in each case by or on behalf of the JerseyCo Subscriber pursuant to the Subscription and Transfer Agreement. Any such withholding (by way of set off) shall, to that extent, satisfy the Company’s obligation to pay the relevant amount to the Representative. Within ten business days of receipt of a written request from the Representative, the Company shall reimburse the Underwriters the amount of any fee, commission or expense (including any applicable VAT) for which the Company is responsible pursuant to this Section 4 or Section 18 or pursuant to the Subscription and Transfer Agreement but which the Representative has not set off in accordance with this Section.

SECTION 5.
Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder with respect to the Offering are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)
Subscription and Transfer Agreement and the Option Agreement. The Subscription and Transfer Agreement and the Option Agreement have been executed by the parties thereto and there has occurred no default or breach by the Company or JerseyCo (as the case may be) of any of the terms thereof at any time prior to the Closing Time and the Subscription and Transfer Agreement and the Option Agreement have become wholly unconditional (save for the conditions in such agreements relating to the Closing Time having occurred), save where BofA, acting in good faith, considers that any non-performance or breach is not (singly or in the aggregate) material in the context of the Company and its affiliates taken as a whole or the Offering.

(b)
AQN Subscription Agreement.  The AQN Subscription Agreement has been executed by the parties thereto and no default or breach by the Company or AQN (as the case may be) of any of the terms thereof has occurred at any time prior to the Closing Time.

(c)
Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(d)
Opinion of Counsel for Company.  At the Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, United States counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e)
Opinion of Counsel for Company.  At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, English counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(f)
Opinion of Counsel for Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated the Closing Time, of Latham & Watkins (London) LLP, United States counsel for the Underwriters, in form and substance satisfactory to the Representative.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(g)
Opinion of Counsel for Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins (London) LLP, English counsel for the Underwriters, in form and substance satisfactory to the Representative.

(h)
Opinion of Jersey Counsel.  The Representative shall have received the favorable opinion, dated the Closing Time, as applicable, of Carey Olsen Jersey LLP, Jersey counsel for the Company, in form and substance satisfactory to the Representative.

(i)
Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(j)
Certificate by Chief Financial Officer. The Representative shall have received on each of the date hereof and the Closing Time a certificate of the Chief Financial Officer of the Company regarding certain accounting matters in form and substance reasonably satisfactory to the Underwriters.

(k)
Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from each of Ernst & Young, S.L. and Deloitte, S.L. a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)
Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from each of Ernst & Young, S.L. and Deloitte, S.L. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)
Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Select Market (if any such approval for listing is required), subject only to official notice of issuance.

(n)
Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(o)
No stop order. No stop order suspending the effectiveness of any Registration Statement shall have been issued, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering have been instituted.

(p)
Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(q)
Resolutions and Minutes. The Underwriters shall have been furnished with (i) a copy of the minutes of a meeting of the board of directors of the Company or a duly authorized committee thereof (x) approving and authorizing the execution of the Transaction Documents, (y) approving the Offering and (z) approving and authorizing the publication of, and the use in accordance with this Agreement of any press announcements, including any pre-sounding materials or presentations prepared by the Company for investors in connection with the Offering; (ii) a copy of the minutes of a meeting of JerseyCo or a duly authorized committee thereof approving and authorizing the execution of Transaction Documents to which JerseyCo is a party; (iii) evidence in the form of shareholder resolutions that the directors of the Company have the authorities required pursuant to sections 551 of CA 2006 to allot the Securities; and (iv) a copy of the articles of association (and any resolutions or agreements amending the same) of the Company and certificate of incorporation, each as in force and effect as at the date of this Agreement.

(r)
Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representative shall have received:

(i)
Officers’ Certificate.  A certificate, dated the Date of Delivery, of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

(ii)
Certificate by Chief Financial Officer. A certificate of the Chief Financial Officer of the Company, dated the Date of Delivery, regarding certain accounting matters in form and substance satisfactory to the Underwriters.

(iii)
Opinion of Counsel for Company.  The favorable opinion, dated the Date of Delivery, of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.

(iv)
Opinion of Counsel for Company.  The favorable opinion, dated the Date of Delivery, of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, English counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.

(v)
Opinion of Counsel for Underwriters.  The favorable opinion, dated the Date of Delivery, of Latham & Watkins (London) LLP, United States counsel for the Underwriters, in form and substance satisfactory to the Representative.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(vi)
Opinion of Counsel for Underwriters.  The favorable opinion, dated the Date of Delivery, of Latham & Watkins (London) LLP, English counsel for the Underwriters, in form and substance satisfactory to the Representative.

(vii)
Opinion of Jersey Counsel.  The favorable opinion, dated the Date of Delivery, of Carey Olsen Jersey LLP, Jersey counsel for the Company, in form and substance satisfactory to the Representative.

(viii)
Bring-down Comfort Letter.  A letter from Ernst & Young, S.L. and Deloitte, S.L. in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(s)
Additional Documents.  At the Closing Time and the Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(t)
Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on the Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities; may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or the Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.
Indemnification.

(a)
Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an “Indemnified Party”) as follows:

(i)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)
against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by BofA to act for the Indemnified Parties), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

(iv)
against any and all loss, liability, claim, damage and expense whatsoever, arising, directly or indirectly, out of, or is attributable to, or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Party) in connection with the Offering and, if applicable, the exercise of the Option, and the AQN Private Placement, or the arrangements contemplated by any press announcements, pre-sounding materials and any cover letter or explanatory memorandum distributed with any such document supplementing and/or amending any such document (including any supplementary announcement released or published), and any other announcement or document issued by or on behalf of the Company in connection with the Offering and the AQN Private Placement, or any of them, or the Transaction Documents or any other agreement or arrangements relating to the Offering and the AQN Private Placement, including but not limited to: (A) any breach, or alleged breach, by the Company of any of the warranties or any breach or alleged breach by the Company or JerseyCo of their respective obligations under the Transaction Documents, (B) any tax liability of JerseyCo or of any company which is in the same group for tax purposes as JerseyCo, for which the Underwriters become secondarily or indirectly liable in connection with or as a result of the Offering and, if applicable, the exercise of the Option, and the AQN Private Placement or any of the Transaction Documents; and/or (C) any tax (other than tax imposed on or calculated by reference to the income, gains or profits of the Underwriters in respect of commissions payable under this Agreement) for which the Underwriters become liable in connection with or as a result of any subscription, transfer, redemption or other disposal of any shares of JerseyCo as contemplated by the Transaction Documents (including, without limitation, the receipt of the proceeds in relation to the Offering and, if applicable, the exercise of the Option, and the AQN Private Placement or any discharge of the undertaking to pay the Initial Subscription Amount, the Option Subscription Amount, if applicable, or the AQN Subscription Amount);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)
Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)
Actions against Parties; Notification.  Each Indemnified Party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the Indemnified Parties shall be selected by BofA, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the Indemnified Parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)
Settlement without Consent if Failure to Reimburse.  If at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

SECTION 7.
Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.
Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.
Termination of Agreement.

(a)
Termination.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities or authorities in England & Wales, or (vii) if there has occurred an adverse change or a prospective adverse change since the date of this Agreement in United Kingdom, United States or Jersey tax affecting the Securities, the JerseyCo Ordinary Shares, the JerseyCo Closing Preference Shares, or, if applicable, the JerseyCo Option Closing Preference Shares, or the allotment, issue, delivery or transfer thereof, as contemplated by this Agreement.

(b)
Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.
Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or, if applicable, the Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24‑hour period, then:

(i)
if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(ii)
if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement, or, with respect to the Date of Delivery, if applicable, which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery, if applicable, shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or, in the case of the Date of Delivery which is after the Closing Time, if applicable, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or, if applicable, the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements, provided that the Closing Time and, if applicable, the Date of Delivery shall in any event be no later than December 31, 2020.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); notices to the Company shall be directed to it at Great West House, 17th Floor, Great West Road, Brentford TW8 9DF, London, United Kingdom, attention of Francisco Martinez-Davis with a copy to Irene Maria Hernandez Martin de Arriva, Email: francisco.martinezdavis@atlantica.com.

SECTION 12.
No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13.
Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.
Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.
Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.
GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.
Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each party not located in the United States irrevocably appoints ASHUSA Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.
Tax.

(a)
Transfer duties: The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever in respect of any stamp duty and (if applicable) stamp duty reserve tax and all other similar taxes and duties wherever imposed, including any related costs, fines, interest and/or penalties (each a “Transfer Duty” and together “Transfer Duties”) which are paid by the Underwriters or any Affiliate thereof in respect of (i) the acquisition of the Securities pursuant to the arrangements contemplated by this Agreement through the facilities of DTC, (ii) the issuance and transfer of the JerseyCo Subscriber Shares or, if applicable, the JerseyCo Option Closing Preference Shares, pursuant to the arrangements contemplated by this Agreement (iii) the initial sale and delivery (including any agreement for sale or delivery) by the Underwriters of the Securities in book-entry form within DTC to purchasers thereof, and (iv) the execution, delivery and performance of this Agreement and the transactions contemplated thereby (including the AQN Private Placement), provided that the Company shall not be liable to make a payment under this Section (A) where the relevant Transfer Duty arises as a result of any transfer of, or agreement to transfer, the Securities subsequent to any such initial sale or delivery by the Underwriters to purchasers thereof pursuant to the arrangements contemplated by this Agreement (B) to the extent it consists of any loss, liability, expense, interest, fines or penalties that are attributable to the unreasonably delay of the Underwriters or its agents (C) to the extent that it arises or is increased as a result of the Underwriters (or any of its agents) signing or executing in the United Kingdom any document effecting the issuance or transfer of the JerseyCo Subscriber Shares, if applicable, the JerseyCo Option Closing Preference Shares, or bringing any such document into the United Kingdom except for the purposes of admitting such document as evidence in civil court proceedings in the United Kingdom and except as required by law or (D) to the extent that the Company has made payment or reimbursement in respect of such Transfer Duty under the Subscription and Transfer Agreement or the Option Agreement, or would have been liable to do so but for the operation of an exception, exclusion or limitation, for which the agreement in question provides.

(b)
VAT: Where a sum (a “Relevant Sum”) is paid or reimbursed to the Underwriters or any of its Affiliates pursuant to the terms of this Agreement, the Subscription and Transfer Agreement or the Option Agreement (including under Section 6 (Indemnification) of this Agreement) in respect of any loss, damage, liability, cost, charge or expense and that loss, damage, liability, cost, charge or expense includes an amount in respect of VAT (the “VAT Element”), the Company shall pay an amount to the Underwriters or Affiliates  thereof in respect of the VAT Element which shall be determined as follows (i) to the extent that the Relevant Sum constitutes for VAT purposes payment or reimbursement of consideration for a supply of goods or services made to the Underwriters or Affiliate thereof (including where the Underwriters or Affiliate thereof acts as agent for the Company and is treated as receiving and making a supply in accordance with section 47(3) of the UK Value Added Tax Act 1994), a sum equal to the proportion of the VAT Element that such person determines to be irrecoverable input tax in the hands of the Underwriters or its Affiliate (or the representative member of the VAT group of which the Underwriters or such Affiliate is a member), that determination is to be conclusive save in the case of manifest error; and (ii) to the extent that the Relevant Sum constitutes for VAT purposes the reimbursement of a cost or expense incurred by the Underwriters or any  of its Affiliates as agent for the Company (excluding where the Underwriters or such Affiliate acts as agent for the Company and is treated as receiving and making a supply in accordance with section 47(3) of the UK Value Added Tax Act 1994), a sum equal to the whole of the VAT Element, subject to the Underwriters or relevant Affiliate using reasonable endeavors to provide the Company with a valid VAT invoice addressed to the Company in respect of the supply to which the Relevant Sum relates. If the performance by the Underwriters or any of its Affiliates of any of its obligations under the Transaction Documents shall represent for VAT purposes the making by the Underwriters or such Affiliate (or the representative member of the VAT group of which such person is a member) of any supply of goods or services that is taxable at a positive rate, the recipient of the supply shall (or, failing that, the Company shall) pay to the Underwriters or such Affiliate, in addition to the amounts otherwise payable by it to the Underwriters or such Affiliate pursuant to the Transaction Documents, an amount equal to the VAT chargeable on such supply, that payment to be made as soon as reasonably practicable following a demand for payment and in any event within five Business Days of such person requesting the same and against production by the Underwriters or such Affiliate of a valid VAT invoice.

(c)
Payments free of deductions and withholdings: All sums payable to any of the Underwriters or their Affiliates under this Agreement (including, without limitation, any payment arising from a breach of the representation or warranties under this Agreement or any sum payable under Section 6 (Indemnification)) shall be paid in full, free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company (or to the extent relevant, any Affiliate thereof) shall increase the sum payable to such amount as will ensure that the net amount received by the Underwriters or any Affiliate thereof will equal the full amount which would have been received by it had no such deductions or withholdings been made.

(d)
Gross up: If any taxing or other authority competent to impose any liability in respect of Tax or responsible for the assessment, administration or collection of Tax or enforcement of any law in relation to Tax (a “Tax Authority”) brings into charge (or into any computation of income, profits or gains for the purposes of any charge) to tax of an Underwriter or Affiliate thereof any sum payable by or on behalf of the Company under this Agreement (including in circumstances where any relief is available in respect of such charge to tax) the amount so payable shall be increased by such amount (the “Gross Up Amount”) as will ensure that after subtraction of the amount of any such charge to Tax which arises taking into account any tax credit or refund attributable to the matters giving rise to such payment (or that would arise but for the availability of any other relief in respect of that charge to Tax) the payee receives a sum equal to the amount that would have been payable had no such Tax been chargeable.  This Section shall not apply in respect of corporation tax incurred by the relevant Underwriter or Affiliate thereof on its actual net income, profits or gains in respect of any commissions payable under this Agreement.

(e)
Tax Credits: If the Company pays a Gross Up Amount under the paragraph (d) above or an increased sum under the Section entitled “Payments free of deductions and withholdings” and the payee subsequently obtains and utilizes a refund of Tax or credit against Tax in respect of such amount or in respect of the losses, costs, expenses or other items giving rise to the liability to pay the sum in question (which has not already been taken into account under this Section), the payee shall reimburse the Company within a reasonable time with an amount equal to such proportion of that refund or credit as the payee determines (acting in good faith) shall leave it after such reimbursement in no better or worse position than it would have been in had the Tax giving rise to the liability to pay the Gross Up Amount or increased sum under the Section entitled “Payments free of deductions and withholdings” not been chargeable. Nothing in this Section shall oblige the payee to disclose to the Company, nor shall the Company be entitled to inspect, any of the books and other records of the payee nor shall anything herein prevent the payee from arranging its tax and commercial affairs in whatever manner it thinks fit and, in particular, the payee shall not be under any obligation to claim credit or relief from or against its corporate profits or similar liability to tax in respect of the amount of such deduction, withholding or tax as aforesaid in priority to any other reliefs available to it.

SECTION 19.
Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder from any currency other than U.S. dollars into U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representative could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from them to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter, as applicable, against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 20.
TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.
Counterparts and Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement.  Transmission by telecopy, facsimile, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 22.
Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

By	/s/
	Name:	Santiago Seage
	Title:	Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By: BOFA SECURITIES, INC.

By	/s/
Name:	Daniel Polsky
Title:	Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $33.00.

The purchase price per share for the Securities to be paid by the several Underwriters (which, for the avoidance of doubt, shall not include any ordinary shares issued in connection with the AQN Private Placement) shall be $32.175, being an amount equal to the initial public offering price set forth above less $0.825 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

BofA Securities, Inc.	3,746,800
CIBC World Markets Corp.	330,600
MUFG Securities Americas Inc.	330,600

Total	4,408,000
Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
Atlantica Sustainable Infrastructure plc	4,408,000	661,200
Total	4,408,000	661,200
Sch B-1

SCHEDULE C-1

Pricing Terms

1.	The Announcement of the Offering and the AQN Private Placement.

2.	The Company is selling 4,408,000 ordinary shares.

3.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 661,200 ordinary shares.

3.	The initial public offering price per share for the Securities shall be $33.00.

SCHEDULE C-2

Free Writing Prospectuses

None.
Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Santiago Seage
Francisco Martinez-Davis
Emiliano Garcia Sanz
Antonio Merino Ciudad
David Esteban Guitard
Irene M. Hernandez Martin de Arriva
Stevens C. Moore
Leire Perez
Michael Woollcombe
Arun Banskota
George Trisic
William Aziz
Debora Del Favero
Brenda Eprile
Michael Forsayeth
Sch D-1

Exhibit A

Form of Lock-up Agreement pursuant to Section 5(n)

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
United States of America

9 December 2020

Re: Atlantica Sustainable Infrastructure plc – Lock-up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) to be dated on or around 9 December 2020 made between you as underwriter (“BofA”) and Atlantica Sustainable Infrastructure plc, a public limited company organised under the laws of England and Wales (the “Company”), relating to: (A) the offering of 4,408,000 new ordinary shares, nominal value $0.10 each (the “Ordinary Shares”), in the Company (the “Public Offering Shares”) to investors (the “Investors”) (the “Public Offering”), which is expected to close on or around 11 December 2020 (the “First Closing Time”); and (B) the placing and issue of 3,496,400 Ordinary Shares (the “AQN Placing Shares” and, together with the Public Offering Shares, the “New Shares”) to a nominee of the Company’s depositary, Computershare Trustee (Jersey) Limited, which will issue depositary receipts to Algonquin Power & Utilities Corp. or a subsidiary thereof (“AQN” and, together with the Investors, the “Purchasers”), which is expected to close on or around 7 January 2021 (the “Second Closing Time”) (the “AQN Placing” and, together with the Public Offering, the “Transaction”). The Transaction will be effected by way of a cash box placing.

In consideration of BofA’s agreement to procure Purchasers for the New Shares, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of BofA, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the Second Closing Time (and if the Second Closing time does not occur, 60 days after the First Closing Time) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant (collectively the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities:

i.	as a bona fide gift or gifts;

ii.
to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned;

iii.	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

iv.	to any immediate family member or other dependent;

v.
to the Company or its affiliates (A) deemed to occur upon the cashless exercise of options or (B) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of Ordinary Shares under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans in existence on the date hereof; provided that the foregoing paragraph shall apply to any securities issued upon such exercise and provided, further, that in the case of any transfer pursuant to this clause, no voluntary filing under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be made and if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Lock-Up Period, the undersigned shall include a statement in such report to effect that the purpose of such transfer was to cover tax obligations of the undersigned in connection with such exercise; or

vi.	with the prior written consent of BofA,

provided that, (1) in the case of each transfer or distribution pursuant to clauses (i) through (vi) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (2) in the case of each transfer or distribution pursuant to clauses (i), (iii), and (iv) above, no filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Ordinary Shares, shall be required or shall be voluntarily made during the Lock-Up Period. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, civil partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorised to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that BofA has not provided any recommendation or investment advice nor has BofA solicited any action from the undersigned with respect to the offering or sale of the New Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although certain Regulation Best Interest and Form CRS disclosures may be provided to you in connection with the Transaction, BofA is not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that BofA is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement is not entered into or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the First Closing Time, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that BofA is entering into the Underwriting Agreement and proceeding with the Transaction in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

Exact Name

Authorized Signature

Title